As filed with the Securities and Exchange Commission on July 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

under

The Securities Act of 1933

RAMACO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-4018838
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices, including zip code)

Ramaco Resources, Inc. Long-Term Incentive Plan

(Full title of the plan)

Randall W. Atkins

Chairman and Chief Executive Officer

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Name and address of agent for service)

(859) 244-7455

(Telephone number, including area code, of agent for service)

With a copy to:

Ralph V. De Martino, Esq.

Johnathan C. Duncan, Esq.

ArentFox Schiff LLP

1717 K Street NW, Washington, DC 20006

Tel: (202) 724-6848

Fax: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Ramaco Resources, Inc. (the “Registrant”), to register an additional 4,000,000 shares (the “Additional Shares”) of the Registrant’s Class A common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the Ramaco Resources, Inc. Long-Term Incentive Plan (the “LTIP”).

The Additional Shares are an incremental increase to the number of shares of Common Stock previously registered for issuance under the LTIP pursuant to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2022 (file no. 333-265384) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission, other than any portions of the respective filing that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed:

●	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (filed on February 26, 2026);

●	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (filed on May 11, 2026);

●	the Registrant’s Current Reports on Form 8-K and any amendments on Form 8-K/A filed on February 20, 2026, March 20, 2026, and June 10, 2026, other than any portions thereof furnished pursuant to Item 2.02 or Item 7.01;

●	the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2026; and

●	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2017, including any amendments or reports filed for the purposes of updating this description, including the Form 8-A/A on June 15, 2023 and Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2025; and the description of our Class B common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 2023, including any amendments or reports filed for the purposes of updating this description, including the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on June 15, 2023, and Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2025.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 12, 2023).

4.2	Second Amended and Restated Bylaws of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Commission on August 7, 2024).

5.1*	Opinion of ArentFox Schiff LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Cherry Bekaert LLP

23.3*	Consent of Weir International, Inc.

23.4*	Consent of ArentFox Schiff LLP (contained in the Opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (contained on the signature pages hereto).

99.1	Ramaco Resources, Inc. Long-Term Incentive Plan (as amended June 10, 2026) (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on June 10, 2026).

99.2	Form of Stock Option Notice and Agreement (incorporated by reference to Exhibit 10.31 of the Company’s Registration Statement on Form S-1 filed with the Commission on December 29, 2016).

99.3	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on April 21, 2020).

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Kentucky, on July 2, 2026.

RAMACO RESOURCES, INC.
(Registrant)

By:	/s/ Randall W. Atkins
Randall W. Atkins
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Randall W. Atkins and Jeremy R. Sussman or either one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall W. Atkins	Chairman, Chief Executive Officer and Director	July 2, 2026
Randall W. Atkins	(Principal Executive Officer)

/s/ Jeremy R. Sussman	Chief Financial Officer	July 2, 2026
Jeremy R. Sussman	(Principal Financial Officer)

/s/ John C. Marcum	Chief Accounting Officer	July 2, 2026
John C. Marcum	(Principal Accounting Officer)

/s/ Bryan H. Lawrence	Director	July 2, 2026
Bryan H. Lawrence

/s/ Richard M. Whiting	Director	July 2, 2026
Richard M. Whiting

/s/ C. Lynch Christian III	Director	July 2, 2026
C. Lynch Christian III

/s/ Peter Leidel	Director	July 2, 2026
Peter Leidel

/s/ David E. K. Frischkorn, Jr.	Director	July 2, 2026
David E. K. Frischkorn, Jr.

/s/ Aurelia Skipwith Giacometto	Director	July 2, 2026
Aurelia Skipwith Giacometto

/s/ Joseph Manchin III	Director	July 2, 2026
Joseph Manchin III

/s/ Evan H. Jenkins	Director	July 2, 2026
Evan H. Jenkins

/s/ Michael R. Graney	Director	July 2, 2026
Michael R. Graney

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